UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________

FORM 8-K

_____________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 15, 2012

TG Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32639 (Commission File Number)	36-3898269 (IRS Employer Identification No.)

787 Seventh Ave, 48th Floor

New York, New York 10019

(Address of Principal Executive Offices)

(212) 554-4484

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.     Entry into a Material Definitive Agreement.

On August 15, 2012, TG Therapeutics, Inc. (the “Company”) entered into a joint venture agreement (the “JV Agreement”), by and between the Company and Rhizen Pharmaceuticals SA (“Rhizen”). A copy of the press release, which outlines the material terms of the JV Agreement, is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 3.02      Unregistered Sales of Equity Securities.

On August 15, 2012, a special committee of the Company’s Board of Directors (the “Committee”) met to discuss the compensation to be paid to Opus Point Partners, LLC (“Opus”) for advisory services rendered in connection with the JV Agreement.

The Committee made a recommendation to the Board of Directors to award Opus 2,000,000 shares of Company common stock subject to certain vesting provisions based on the progress of the joint venture and future success of the products governed by the JV Agreement. This recommendation was approved by the Board of Directors.

The issuance and sale of Common Stock in the private placement is exempt from registration under the Securities Act of 1933 pursuant to Regulation D and Rule 506 promulgated thereunder.

Item 9.01      Financial Statements And Exhibits.

(d)	Exhibits.
99.1	Press release issued by TG Therapeutics, Inc. on August 16, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TG Therapeutics, Inc.
(Registrant)

Date: August 21, 2012

	By:	/s/ Sean A. Power
Sean A. Power
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit

Number	Description

99.1	Press release issued by TG Therapeutics, Inc. on August 16, 2012.

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